UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               January 7, 2004


                                  CACHE INC
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


    Florida                      0-10345                    59-1588181
---------------         ------------------------         ---------------
(State or other         (Commission File Number)         (IRS Employer
jurisdiction of                                          Identification
Incorporation)                                           Number)


                    1440 Broadway, New York, New York 10018
                    ----------------------------------------
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 575-3200


ITEM 5.  OTHER EVENTS

     See the attached press release, which is incorporated herein by reference, regarding 2003 third quarter earnings, filed as Exhibit 99.1

ITEM 12. FINANCIAL STATEMENTS AND EXHIBITS

     (1) Financial Statements of Businesses Acquired
         None

     (2) Pro Forma Financial Information
         None

     (3) Exhibits
         99.1 Press release issued by Cache, Inc. on January 7, 2004

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                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 7, 2004             CACHE INC.

                           By: /s/ Brian Woolf
                               -----------------------
                               Brian Woolf
                               On behalf of Cache, Inc. and in his capacity as Chairman and Chief Executive Officer
                               (Principal Executive Officer)

                           By: /s/ Thomas E. Reinckens
                               -----------------------
                               Thomas E. Reinckens
                               On behalf of Cache, Inc. and in his capacity as President and Chief Operating Officer (Principal Financial and Accounting Officer)

                               INDEX OF EXHIBITS


Exhibit                       Description                    Page
--------           ---------------------------------         ----

99.1               Press Release issued by Cache Inc          5
                   on January 7, 2004

                                JANUARY 7, 2004


                                  CACHE, INC.
                       NASDAQ COMMON STOCK SYMBOL CACH

             CACHE REPORTS DECEMBER 2003 COMPARABLE STORE SALES

  --Company Increases its Guidance Range for Fiscal 2003 Diluted Earnings Per
                  Share to $1.07 - $1.09 from $1.06 - $1.08


     New York, New York - January 7, 2004 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 255 stores, reported December 2003 sales figures.

     * Comparable store sales - sales for stores open at least one year or more:

          * Increased 3% during the five-week period from November 23, 2003 to December 27, 2003, as compared to the same period in 2002 and versus a comparable store sales gain of 11% in the prior year period;
          * Consistent with the retail industry calendar, which included the five-week period from November 30 to January 2, 2004, comparable store sales increased 6% as compared to the same period in 2002;
          * Increased 4% during the thirteen-week period ended December 27, 2003, as compared to the same period in 2002;
          * Increased 3% during the fifty-two week period ended December 27, 2003, as compared to the same period in 2002.

     * Total sales:

          * For the five-week period ended December 27, 2003, sales were $31.3 million, an increase of 9%, as compared to $28.7 million for the same period in 2002;
          * For the thirteen-week period ended December 27, 2003, sales were $64.6 million, an increase of 10%, as compared to $58.5 million for the same period in 2002;
          * For the fifty-two week period ended December 27, 2003, sales were $215.6 million, an increase of 8%, as compared to $199.4 million for the same period in 2002.

     Mr. Brian Woolf, Cache's Chairman commented: "We were pleased with our December comparable store sales performance, especially given the tough comparison we faced during the same period last year and the substantial increase in sales of gift certificates in December, which are not recorded as sales until redeemed. Our performance was in line with our expectation for sales with margins slightly better than expected. As such, we currently expect fourth quarter earnings to be within or slightly above our previous guidance of $0.46 - $0.48 per share. In addition, we have expanded our Fiscal 2003 guidance range to $1.07 - $1.09 from $1.06 - $1.08. While still early in January, we are pleased with the start of Fiscal 2004, which included strong sales increases in both concept stores and across our merchandise categories."

Cache opened twenty-two new Cache stores and two Lillie Rubin stores during Fiscal 2003. The Company plans to open approximately thirty-five new Cache stores and ten new Lillie Rubin stores in Fiscal 2004. The Company also noted that it expects to release fourth quarter and Fiscal 2003 results the morning of February 4, 2004.


Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise trends, competition and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.



For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.